Exhibit 99.2
Salton, Inc. Enters into Amendment to its Senior Credit Facility
LAKE FOREST, Ill.—August 10, 2007—Salton, Inc. (OTC:SFPI) announced today that it has entered into an amendment to its senior credit facility. The amendment provides the company with additional borrowing capacity, extends the termination date of the facility to December 31, 2008 and, subject to certain conditions, extends the date on which the Company must repay the outstanding overadvances under the facility to November 10, 2007.
William Lutz, Salton’s Chief Executive Officer and Chief Financial Officer, said “We are very pleased to have secured this amendment to our senior credit facility along with receiving the continued support from our senior lenders. The additional proceeds from this facility will be used to ensure that we meet our obligations to our vendor partners so that we can deliver on our commitments to our customers in the coming months. While our primary focus is on ensuring the supply of products to our customers management and our board of directors continue actively explore and evaluate a number of strategic alternatives.”
About Salton, Inc.
Salton, Inc. is a leading designer, marketer and distributor of branded, high-quality small appliances, home decor and personal care products. Its product mix includes a broad range of small kitchen and home appliances, electronics for the home, time products, lighting products and personal care and wellness products. The Company sells its products under a portfolio of well recognized brand names such as George Foreman®, Toastmaster®, Melitta®, Russell Hobbs®, and Farberware®. It believes its strong market position results from its well-known brand names, high-quality and innovative products, strong relationships with its customer base and its focused outsourcing strategy.
The statements contained in the news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented in these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salton undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.